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                                                                    EXHBIT 10(d)

                           NEWMONT MINING CORPORATION
                            1996 EMPLOYEES STOCK PLAN
              (AMENDED AND RESTATED EFFECTIVE AS OF MARCH 17, 1999)



         1. Purposes. The purposes of the Newmont Mining Corporation 1996 Employees Stock Plan are:

            (a) To further the growth, development and success of the Company and its Subsidiaries by enabling employees of the Company and its Subsidiaries to acquire a continuing equity interest in the Company, thereby increasing their personal interests in such growth, development and success and motivating such employees to exert their best efforts on behalf of the Company and its Subsidiaries and to provide incentives for the future performance of services; and

            (b) To maintain the ability of the Company and its Subsidiaries to attract and retain employees of outstanding ability by offering them an opportunity to acquire a continuing equity interest in the Company and its Subsidiaries which will reflect the growth, development and success of the Company and its Subsidiaries.

            (c) Toward these objectives, the Committee may grant Options, Stock Appreciation Rights, or Other Stock-Based Awards or award Restricted Stock to such employees or pay such employees' bonuses (if any) or other compensation in Common Stock or award or grant any combination thereof, all pursuant to the terms and conditions of the Plan (each, an "Award").

         2. Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

            (a) "ADDITIONAL ANNUAL INCREMENT" - a number of shares of Common Stock equal to one percent of the number of shares of Common Stock outstanding on December 31 of the immediately preceding year.

            (b) "AGREEMENT" - an option or award agreement evidencing an Award.

            (c) "AWARD" - an Option, SAR, Other Stock-Based Award or Restricted Stock granted or awarded, or bonus or other compensation of an employee paid in Common Stock, pursuant to the terms and conditions of the Plan.

            (d) "AWARD GAIN" - the gain represented by the product of the excess of the Fair Market Value of the Common Stock on the date of exercise of an Option or SAR over the exercise price of such Option or SAR multiplied by the number of shares of Common Stock subject to such Option or SAR, or portion thereof, exercised, without regard to any subsequent decrease or increase in the Fair Market Value of the Common Stock.


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            (e) "AWARD LIMIT" - 500,000 shares of Common Stock (as adjusted in accordance with Section 15).

            (f) "BOARD" - the Board of Directors of the Company.

            (g) "CEO" - the Chief Executive Officer of the Company.

            (h) "CHANGE OF CONTROL" - the occurrence of any of the following events:

                (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

                (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the





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same proportions as their ownership, immediately prior to such Business
Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            (i) "CODE" - the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

            (j) "COMMITTEE" - the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

            (k) "COMMON STOCK" - the $1.60 par value common stock of the Company.

            (l) "COMPANY" - Newmont Mining Corporation, a Delaware corporation, or any successor entity.

            (m) "DIVIDEND EQUIVALENTS" - the equivalent value (in cash or Common Stock) of dividends paid on Common Stock subject to Other Stock-Based Awards granted under Section 9.

            (n) "EXCHANGE ACT" - the Securities Exchange Act of 1934, as it may be amended from time to time.

            (o) "FAIR MARKET VALUE" of a share of Common Stock as of a given date shall be the average of the high and low sales prices for a share of Common Stock as reported for New York Stock Exchange issues in The Wall Street Journal for such date; provided, however, that if there is no sale of shares of Common Stock reported in The Wall Street Journal on such date, such fair market value shall be the average between the bid and asked prices for a share of Common Stock reported in The Wall Street Journal at the close of trading on such date; provided further, however, that if no such prices are reported for such day, the most recent day for which such prices are available shall be used. In the event that the method for determining the fair market value of a share of Common Stock provided for in the previous sentence shall not be practicable, then such fair market value shall be determined by such other



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reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of paragraph (a) of Section 6, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

            (p) "ISO," OR "INCENTIVE STOCK OPTION" - an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 and which conforms to the applicable provisions of Section 422 of the Code.

            (q) "NOTICE" - written notice actually received by the Company at its offices on the day of such receipt, if received on or before 1:30 p.m., Denver time, on a day when the Company's offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company's Payroll Department or sent by facsimile to the Company, or sent by certified or registered mail or overnight courier, prepaid, addressed to the Company at 1700 Lincoln Street, Denver, Colorado 80203, Attention: Payroll Department.

            (r) "OPTION" - an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either ISOs or stock options other than ISOs.

            (s) "OPTIONEE" - a Participant who has been granted an Option under the Plan in accordance with the terms and conditions set forth in Section 6.

            (t) "OTHER STOCK-BASED AWARDS" - Awards granted to Participants under the Plan in accordance with the terms and conditions set forth in Section 10.

            (u) "PARTICIPANT" - any employee of the Company or its Subsidiaries selected to participate in the Plan pursuant to Section 3.

            (v) "PERFORMANCE CRITERIA" - earnings, increases in production, reductions in costs of production and reserve replacement.

            (w) "PLAN" - this Newmont Mining Corporation 1996 Employees Stock Plan.

            (x) "PREDECESSOR PLANS" - the Company's Amended and Restated 1992 Key Employees Stock Plan and the Company's Amended and Restated 1987 Key Employees Stock Option Plan.

            (y) "RESTRICTED STOCK" - Common Stock awarded under the Plan in accordance with the terms and conditions set forth in Section 8.

            (z) "RESTRICTION PERIOD" - a time period, which may or may not be based upon the achievement of particular performance goals and/or the satisfaction of vesting or earnout provisions (which may be dependent on the continued employment of the recipient)




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applicable to, and established or specified by the Committee at the time of, each award of Restricted Stock.

            (aa) "RULE 16B-3" - Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

            (bb) "SAR" - a stock appreciation right granted to a Participant under the Plan and in accordance with the terms and conditions of Section 7.

            (cc) "SEC" shall mean the Securities and Exchange Commission.

            (dd) "SUBSIDIARY" shall mean (i) any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code and (ii) any unincorporated entity in which the Company and/or one or more of its "subsidiary corporations" (as defined in Section 424(f) of the Code) presently or in the future own an aggregate profits interest of fifty percent (50%) or more, which the Committee in its discretion determines will be a "Subsidiary" for purposes of the Plan.

         3. Administration of the Plan. (a) The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, but excluding matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the discretion of the Committee.

                (b) The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than three members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and, to the extent necessary for the Plan and/or Awards thereunder to satisfy the requirements and conditions of a "nonemployee director" under Rule 16b-3; provided, however, that if one or more of the members of the Committee does not qualify as such an "outside director" or a "non-employee director," at the time any Award is granted, such Award nevertheless shall be deemed to be properly authorized and issued under the Plan and shall remain in full force and effect subject to the other terms and conditions contained in the Plan and the relevant Agreement.

                (c) Without limiting the generality of paragraph (a) of this
Section 3, the Committee shall have the exclusive right and discretionary authority to: (i) interpret the Plan and the Agreements; (ii) determine eligibility for participation in the Plan and the amount of Awards payable under the Plan; (iii) select, from time to time, from amongst those eligible, the employees to whom Awards shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company's management;
(iv) determine whether an Award shall take the form of an ISO, Option other than an ISO, SAR, Restricted Stock, bonuses or other compensation payable in Common Stock, Other Stock-Based Award (and, if so, the form thereof) or any combination thereof, (v) determine the number of shares of Common Stock to be included in any Award or to which any Award shall otherwise relate and




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the periods for which Awards will be outstanding; (vi) establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan; (vii) to the extent permitted under the Plan and the applicable Agreement, accelerate the exercisability or the termination of any Restriction Period with respect to any Award when such acceleration and/or termination would be in the best interest of the Company; (viii) to the extent permitted under the Plan and the applicable Agreement, grant waivers of Plan terms, conditions, restrictions and limitations; (ix) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Award; (x) to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of Common Stock subject to any outstanding Award;
(xi) in accordance with the Plan, establish and administer any performance goals in connection with any Awards, including the Performance Criteria to which such performance goals relate and the applicable measurement periods, and certify whether, and to what extent, any such performance goals have been met; (xii) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to any ISO, Option other than an ISO, SAR, Other Stock-Based Award, Restricted Stock and/or bonuses or other compensation payable in Common Stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, (A) terms, restrictions and conditions for compliance with Federal and state securities laws, (B) methods of withholding or providing for the payment of required taxes and (C) restrictions regarding a Participant's ability to exercise Awards under a "cashless exercise" program established by the Committee; and (xiii) take any and all such other action it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement. Awards, including Awards under the same section of the Plan, need not be uniform as to all grants and recipients thereof.

                (d) Each Award shall be evidenced by an Agreement, which shall be executed by the Company and the Participant to whom such Award has been granted, unless the Agreement provides otherwise; however, two or more Awards to a single Participant may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Award; however, no person shall have any rights under any Award unless and until the Participant to whom the Award shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Award, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.



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                (e) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee.

                (f) The Committee may, in its discretion, delegate to the CEO, any Senior Vice President of the Company or the Secretary of the Company the "administration" of the Plan under this Section 3; provided, however, that no such delegation by the Committee shall be made if such delegation would not be permitted under applicable law or with respect to the administration of the Plan as it affects the CEO or the President or Secretary of the Company or any Senior Vice President of the Company, and, provided further, however, the Committee may not delegate its authority to grant awards or correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this paragraph (f) of this Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any delegee of such authority shall periodically report to the Committee concerning the performance or discharge of the matters delegated to such individual.

            4. Shares of Stock Subject to the Plan. (a) The shares of stock subject to Awards granted under the Plan shall be shares of Common Stock. Such shares of Common Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. The total number of shares of Common Stock that may be delivered pursuant to any Awards under the Plan is 3,000,000 plus an additional number of shares on January 1 of each calendar year (beginning with calendar year 1997) during the duration of the Plan equal to the Additional Annual Increment, of which 600,000 shares of Common Stock plus an additional amount of shares of Common Stock each calendar year equal to twenty percent of the Additional Annual Increment with respect to such year may be awarded as Restricted Stock and no more than 7,500,000 shares of Common Stock may be awarded in the aggregate with respect to ISOs for the duration of the Plan. The exercise of a SAR, whether paid in cash or Common Stock, shall be deemed to be an issuance of Common Stock for purposes of determining the number of shares delivered under the Plan.

                (b) Notwithstanding any of the foregoing limitations set forth in this Section 4, the numbers of shares of Common Stock specified in this
Section 4 shall be adjusted as provided in Section 15.

                (c) Any shares of Common Stock subject to an Option or SAR or Other Stock-Based Award which for any reason expires or is terminated without having been fully exercised and any Restricted Stock which is forfeited may again be granted pursuant to an Award under the Plan, subject to the limitations of this Section 4; provided, however, that forfeited shares of Common Stock shall not be available for further Awards if the recipient thereof has realized any benefits of ownership from such shares.



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            5. Eligibility. Employees of the Company and its Subsidiaries (but
excluding members of the Committee as well as non-employee directors) shall be eligible to become Participants and receive Awards under the Plan.

            6. Terms and Conditions of Stock Options. All Options to purchase Common Stock granted under the Plan shall be either ISOs or Options other than ISOs. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

                (a) The option exercise price per share of shares of Common Stock subject to each Option shall be determined by the Committee and stated in the Agreement; provided, however, that, subject to paragraph (g)(C) of this
Section 6, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time that the Option is granted.

                (b) Each Option shall be exercisable in whole or in such installments, at such times and under such conditions as may be determined by the Committee in its discretion and stated in the Agreement, and, in any event, over a period of time ending not later than ten years from the date such Option was granted, subject to paragraph (g)(C) of this Section 6.

                (c) An Option shall not be exercisable with respect to a fractional share of Common Stock or the lesser of fifty shares or the full number of shares of Common Stock then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option.

                (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Common Stock to be purchased, which shall be accompanied by payment in full including applicable taxes, if any, in accordance with Section 14. Payment shall be in any manner permitted by applicable law and prescribed by the Committee, in its discretion, and set forth in the Agreement, including, in the Committee's discretion, payment in accordance with a "cashless exercise" program established by the Committee.

                (e) No Optionee or other person shall become the beneficial owner of any shares of Common Stock subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such shares until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement.

                (f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was an employee of either the Company or of a Subsidiary or of another corporation referred to in Section 421(a)(2) of the Code. Notwithstanding the above, the Committee may determine in its discretion that an Option may be exercised following termination of such continuous employment, whether or not exercisable at such time, to the extent provided in the applicable Agreement.



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                (g) (A) Each Agreement relating to an Option shall state whether such Option will or will not be treated as an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under
Section 422 of the Code. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Section
422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under
Section 422 of the Code.

                    (B) Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan or any other incentive stock option plans of the Company and any Subsidiary, are exercisable for the first time by any Optionee during any calendar year with respect to Common Stock having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Common Stock is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

                    (C) No ISO shall be granted to a Participant who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary. This restriction does not apply if at the time such ISO is granted the Option exercise price per share of Common Stock subject to the Option is at least 110% of the Fair Market Value of a share of Common Stock on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

                (h) Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock which may be subject to Options granted under the Plan to any Participant in any twelve-month period shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares of Common Stock subject to Options which are cancelled shall continue to be counted against the Award Limit and if, after the grant of an Option, the price of shares subject to such Option is reduced and the transaction is treated as a cancellation of the Option and a grant of a new Option, both the Option deemed to be canceled and the Option deemed to be granted shall be counted against the Award Limit.

            7. Terms and Conditions of SARs. Any SAR granted by the Committee under the Plan shall be granted in conjunction with all or part of an Option granted under the Plan. Each SAR shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

               (a) The Committee may grant a SAR with respect to an Option which is not an ISO, either at the time such Option is granted or at any subsequent time during the term



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of such Option, or with respect to an ISO, only at the time such ISO is granted.
A SAR shall entitle the grantee thereof to elect, in the manner described below and as set forth in the applicable Agreement, in lieu of exercising his or her related Option, for all or a portion of the shares of Common Stock covered by such Option, to surrender such Option with respect to any or all of such shares and to receive from the Company a payment, such payment shall have a value equal to the amount by which (A) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares of Common Stock as to which the grantee shall have made such election, exceeds (B) the exercise price stated in such Option multiplied by such number of shares. A SAR shall be exercisable only to the extent and at the time the related Option is exercisable. The SAR shall terminate and shall no longer be exercisable upon the expiration or exercise of the related Option. An Option with respect to which an Optionee has elected to exercise a SAR, as described above, shall, to the extent of the shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares of Common Stock as to which it would otherwise be exercisable, less the number of such shares with respect to which such SAR has been so exercised.

               (b) The Company may, in the discretion of the Committee, as set forth in the Agreement, make payment on a properly exercised SAR; (i) in cash equal to the excess of the amount described in clause (A) over the amount described in clause (B) of paragraph 7(a) above; or (ii) in the nearest whole number of shares of Common Stock having an aggregate Fair Market Value on the date of exercise of the SAR which is not greater than the cash amount calculated in clause 7(b)(i) above; or (iii) in a combination of the manners described in clauses 7(b)(i) and (ii) above.

               (c) An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company.

               (d) Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which SARs may be granted under the Plan to any Participant in any twelve-month period shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares of Common Stock subject to SARs which are cancelled continue to be counted against the Award Limit and if, after the grant of a SAR, the price of shares subject to such SAR is reduced and the transaction is treated as a cancellation of the SAR and a grant of a new SAR, both the SAR deemed to be canceled and the SAR deemed to be granted shall be counted against the Award Limit.

            8. Terms and Conditions of Restricted Stock Awards. All awards of Restricted Stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine and which are set forth in the applicable Agreement.

               (a) Awards of Restricted Stock may be in addition to or in lieu of any other types of Awards granted under the Plan.



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               (b) (i) During the Restriction Period stated in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, assign, encumber or otherwise dispose of the shares of Restricted Stock. Any attempt by such recipient to do so shall constitute the immediate and automatic forfeiture of such Award.

                   (ii) An award of Restricted Stock with a Restriction Period based upon the attainment of particular performance goals established by the Committee, which performance goals are determined over a measurement period or periods established by the Committee and relate to one or more Performance Criteria, as determined by the Committee, in its discretion, is intended to qualify as "other performance-based compensation," as used in Code Section 162(m)(4)(c). The maximum number of shares of Restricted Stock intended to qualify as "other performance-based compensation," as used in Code Section 162(m)(4)(C), that may be awarded to a Participant in any twelve-month period shall not exceed the Award Limit.

               (c) Except as otherwise provided in this paragraph (c) of Section 8, shares of Restricted Stock shall be forfeited and revert to the Company upon termination for any reason of the recipient's employment with the Company or a Subsidiary and/or the failure to meet any performance goals to the extent set forth in the Agreement. Notwithstanding the foregoing, upon any such termination of employment during the Restriction Period, shares of Restricted Stock shall become free of all or part of the restrictions applicable thereto to the extent that: the Agreement, as determined by the Committee in its discretion on the award date, provides for lapse of such restrictions upon such termination of employment or the Committee in its discretion determines to waive forfeiture of such shares of Restricted Stock for whatever reason the Committee considers to be in the interests of the Company; provided, however, to the extent that subparagraph (b)(ii) of this Section 8 is intended to apply to shares of Restricted Stock, in no event shall restrictions applicable thereto be subject to lapse prior to the end of the Restriction Period for any reason other than the death or disability of the recipient or Change of Control of the Company.

               (d) Each recipient of shares of Restricted Stock hereunder may, but need not, be issued one or more stock certificates in respect of such shares of Restricted Stock. Any such stock certificates for shares of Restricted Stock shall be registered in the name of the recipient but shall either be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient, or delivered to and held by the Secretary of the Company.

               (e) The recipient of shares of Restricted Stock shall be entitled to vote shares of Restricted Stock, and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall be subject to the same restrictions. To the extent that the Committee so determines, and sets forth in the Agreement, in the event of any adjustment as provided in Section 15, any new or additional shares or securities (or any extraordinary dividends paid in cash) received by a recipient of Restricted Stock shall be subject to the same terms and conditions as relate to the original shares of Restricted Stock.

               (f) Restricted Stock shall become free of the foregoing restrictions upon the expiration of the applicable Restriction Period and the Company shall, subject to paragraph (c) of Section 15, then deliver Common Stock certificates evidencing such stock to the Participant.

            9. Terms and Conditions of Other Stock-Based Awards. The Committee may grant to Participants Awards under the Plan that are valued in whole or in part by reference to, or otherwise based on Common Stock ("Other Stock-Based Awards"). The provisions of Other Stock-Based Awards need not be the same with respect to each recipient or each Award. The Committee, in its discretion, may grant Other Stock-Based Awards as it deems appropriate, including, by way of example and not in limitation, (i) to take advantage of the compensation practices or tax laws or accounting rules applicable at the time of grant of such an Award, even if such practices, laws and/or rules are different from those in effect on the effective date of the Plan, (ii) to reflect the financial situation of the Company from time to time or (iii) to conform to and comply with tax, securities or other law or regulations in jurisdictions outside the United States. Other Stock-Based Awards shall take such form as the Committee, in its discretion, from time to time, determines, including, by way of example, and not in limitation, deferred stock, performance shares, performance units and convertible debentures. All Other Stock-Based Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms, conditions, restrictions and/or limitations, if any, not inconsistent with the Plan, as the Committee shall determine, in its discretion, and which are set forth in the applicable Agreement.

               (a) Unless the Committee determines otherwise, the recipient of an Other Stock-Based Award shall be entitled to receive Dividend Equivalents based on the dividends declared with respect to the number of shares of Common Stock covered by such Award during the period between the date such Award is granted and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

               (b) An Other Stock-Based Award, and any Common Stock covered by such Award, may be forfeited to the extent determined by the Committee, in its discretion, and as provided in the Agreement.

               (c) All Other Stock-Based Awards, and any Common Stock covered thereby, shall be forfeited upon termination of the recipient's employment with the Company or a Subsidiary. Notwithstanding the foregoing, if any such recipient's employment is terminated for any reason specified by the Committee in its discretion and set forth in the Agreement, any or all remaining limitations, restrictions or requirements imposed pursuant to the Plan or in the Agreement with respect to such recipient's Other Stock-Based Award shall be waived provided, however, that, in the case of any Other Stock-Based Award to which paragraph (d) of this Section 9 applies, no such waiver shall be available other than in the case of death or disability of the recipient or a change of control or ownership of the Company. The Committee may, in its discretion, otherwise modify or accelerate the exercisability or other terms and conditions of any Other Stock-Based Award, to the extent that any such modification or acceleration is (i) permitted under, and not inconsistent with, the Plan and
(ii) in the best interests of the Company and, provided, that paragraph (d) of this Section 9 is not applicable to such Other Stock-Based Award.

               (d) An Other Stock-Based Award based in whole or in part upon the attainment of particular performance goals established by the Committee is intended to qualify as "other performance-based compensation," as used in Code
Section 162(m)(4)(C). Such performance goals shall be determined over a measurement period or periods established by the Committee and shall relate to one or more Performance Criteria, as determined by the Committee, in its discretion. The maximum number of shares of Common Stock that may be awarded to a Participant subject to an Other Stock-Based Award in any twelve-month period shall not exceed the Award Limit.

            10. Bonuses or Other Compensation Payable in Stock or Options. In lieu of cash bonuses or other compensation otherwise payable under the Company's or applicable Subsidiary's compensation practices to employees who are eligible to participate in the Plan, the Committee, in its discretion, may determine that such bonuses or other compensation shall be payable in Common Stock or Options, or in a combination of Stock, Options and/or cash. Such bonuses or other compensation shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock and/or Options subject to such terms as the Committee may determine in its discretion.

            11. Forfeiture. Except as provided in Section 15 of the Plan, notwithstanding any other provisions of the Plan to the contrary:

               (a) To the extent provided in the Agreement, if a Participant shall exercise an Option or a SAR, or any portion thereof, and leave the employment of the Company or a Subsidiary within six months after such exercise for any reason other than death, permanent disability, retirement under a retirement plan of the Company and/or a Subsidiary or termination of employment with the written consent of the Company or such Subsidiary (as applicable), then any Award Gain realized by such Participant as the result of such exercise shall be paid by such Participant to the Company; provided, however, that no Award Gain otherwise payable by a Participant to the Company with respect to the exercise of an Option pursuant to this paragraph (a) of Section 11 shall be so payable to the extent that the Fair Market Value of the Common Stock, as of the date such Participant's employment by the Company or the Subsidiary terminates, is less than the Option exercise price previously paid by such Participant and such Participant has not, on or before such date, sold or otherwise disposed of the Common Stock received upon the exercise of such Option.

               (b) To the extent provided in the Agreement, if at any time prior to the latest to occur of: (x) the termination or exercise of an Option or a SAR or an Other Stock-Based Award or the expiration of the Restriction Period applicable to Restricted Stock granted to a Participant, (y) three years after a Participant leaves employment with the Company or a Subsidiary for any reason other than death or permanent disability, or (z) three years after a

Participant exercises an Option or a SAR, or any portion thereof, such Participant engages directly or indirectly in any manner or capacity in any activity in competition with the business conducted by the Company or a Subsidiary (as determined by the Committee in its discretion) or inimical, contrary or harmful to the interests of the Company or a Subsidiary (as determined by the Committee in its discretion) then (1) any Option, SAR or Other Stock-Based Award granted to such Participant shall terminate upon the date on which such Participant enters into such activity to the extent that such Option, SAR or Other Stock-Based Award was not previously exercised or terminated in accordance with the other provisions of the Plan or the Agreement as of such date, (2) any Award Gain realized by such Participant as the result of an exercise referred to in clause (z) above shall be paid by such Participant to the Company, (3) any Restricted Stock awarded to such Participant with respect to which the Restriction Period has not expired as of such date shall be forfeited and revert to the Company and (4) any unpaid Dividend Equivalents as of such date, shall be forfeited and shall not be paid to such Participant.

                (c) A Participant shall satisfy any obligation he or she owes to the Company under the foregoing paragraphs (a) and (b) of this Section 11 promptly after the accrual thereof by payment in cash to the Company; however, in lieu thereof, the Company may elect to deduct the unpaid amount of any such obligation owed by such Participant to the Company from any payment of any kind otherwise due to such Participant, including, but not limited to, wages or other compensation, fringe benefits or vacation pay.

                (d) The Committee may release a Participant from any or all obligations that he or she owes to the Company pursuant to this Section 11, and/or waive, in whole or in part, the application of this Section 11 to a Participant if the Committee determines, in its discretion, that such action is in the best interests of the Company.

            12. Transfer, Leave of Absence. For purposes of the Plan, a transfer of an employee from the Company to a Subsidiary or an affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another, and a leave of absence, duly authorized in writing by the Company or a Subsidiary or affiliate of the Company, shall not be deemed a termination of employment of the employee.

            13. Rights of Employees and Other Persons. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

                (b) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to be retained in the service of the Company or its Subsidiaries nor restrict in any way the right of the Company or any Subsidiary to terminate any employee's employment at any time with or without cause.

                (c) The adoption of the Plan shall not be deemed to give any employee of the Company or any Subsidiary or any other person any right to be selected as a Participant or to be granted an Award.

                (d) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to receive any bonus, whether payable in cash or in Common Stock, or in any combination thereof, from the Company, nor be construed as limiting in any way the right of the Company to determine, in its sole discretion, whether or not it shall pay any employee bonuses, and, if so paid, the amount thereof and the manner of such payment.

            14. Tax Withholding Obligations. (a) The Company and/or any Subsidiary are authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state, local and foreign taxes in connection with any Awards (including, but not limited to, actions pursuant to the following paragraphs (b) and (c) of this
Section 14).

                (b) If any Participant properly elects, within the period permitted under Section 83 of the Code after the date on which property subject to an Award is transferred to such Participant to include in gross income for Federal income tax purposes an amount equal to the Fair Market Value (on the date of transfer) of the Common Stock subject to such Award, such Participant shall pay, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, to pay to the Company, at the time of such election, any Federal, state or local taxes required to be withheld with respect to such Award. If any such Participant shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.

                (c) Any Participant who does not or cannot make the election described in paragraph (a) of this Section 14 with respect to an Award shall (and in no event shall Common Stock be delivered to such Participant with respect to such Award until), no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Stock or other property subject to such Award, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Notwithstanding the above, the Committee may, in its discretion and pursuant to procedures approved by the Committee, permit the Participant to (i) elect withholding by the Company of Common Stock otherwise deliverable to such Participant pursuant to such Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the minimum required withholding obligation taking into account the Participant's effective tax rate and all applicable Federal, state, local and foreign taxes) and/or (ii) tender to the Company Common Stock owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six months prior to such tender in full or partial satisfaction of such tax obligations.

            15. Changes in Capital. (a) Upon changes in the outstanding Common Stock (or other change in corporate capitalization) by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which Awards may be granted, the number and class of shares under (i) each Option and the option price per share, (ii) each SAR and the exercise price thereof, (iii) each Other Stock-Based Award and the exercise price (or equivalent, if applicable) thereof and (iv) each award of Restricted Stock shall, in each case, be correspondingly adjusted by the Committee. Such adjustments shall be made in the case of any outstanding Options and/or SARs without change in the total price applicable to such Options and SARs.

                (b) In the event of a Change of Control, except as otherwise provided in the Agreement specifically with respect to a Change of Control: (1) all restrictions on Restricted Stock previously awarded to Participants under the Plan shall be immediately cancelled and the Restriction Periods applicable thereto shall immediately terminate, without regard to any contrary provisions contained in the Plan or the applicable Agreements, (2) the time of exercise of Options, SARs and/or Other Stock-Based Awards which are outstanding shall be accelerated so that such Awards become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the applicable Agreements and, in the event an Optionee terminates employment for any reason during the one year period following a Change of Control, all exercisable Options held by such Optionee (or such Optionee's transferee) shall remain exercisable until the first to occur of the first anniversary of the Optionee's termination of employment or the expiration of the initial Option term, or until such later date otherwise provided by the Committee or in the applicable Agreement, (3) all such Awards shall immediately become fully vested and nonforfeitable, and (4) any payment owed by, or forfeiture imposed on a Participant pursuant to Section 11, shall be cancelled or waived. Upon the occurrence of a Change of Control, the Committee may, in its discretion, determine (A) that Options, SARs and/or Other Stock-Based Awards shall be adjusted and make such adjustments by substituting for Common Stock subject to such Options, SARs and/or Other Stock-Based Awards stock or other securities of any successor corporation to the Company or that may be issuable by another corporation that is a party to the transaction if such stock or other securities are publicly traded, in which event the aggregate exercise price (as applicable) shall remain the same and the amount of shares or other securities subject to option or other rights under an Award shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Participant if the Option, SAR and/or Other Stock-Based Award had been exercised in full prior to such transaction or expiration date and the Participant exchanged all of such shares in the transaction, and/or (B) that any outstanding Options, SARs and/or Other Stock-Based Awards shall, in each case, be converted into a right to receive in cash, as soon as practicable following the Change of

Control, an amount equal to the greater of (x) the highest value of the consideration to be received in connection with such transaction for one share of Common Stock and (y) the highest market trading price of a share of the Common Stock reported in The Wall Street Journal during the 30 consecutive trading days prior to the Change of Control, less, in the case of an Award prescribing an exercise price, the per share exercise price of such Award, multiplied by the number of shares of Common Stock subject to such Award. No Participant shall have any right to prevent the consummation of any transaction affecting the number of shares available to such Participant. Any actions or determinations of the Committee under this paragraph (b) of Section 15 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing adjustments, in no event may any Option be exercised after ten years from the date it was originally granted and any changes to ISOs shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

            16. Miscellaneous Provisions. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

                (b) Except as otherwise provided in this paragraph (b) of
Section 16, an Award by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by him or her. The foregoing to the contrary notwithstanding, at the Committee's discretion, an Agreement may permit the receipt or exercise of a Participant's Award (or any portion thereof) after his or her death by the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, by the legal representatives of such Participant's estate and/or an Award other than an ISO to be transferred by a Participant during his or her lifetime to such Participant's alternate payee pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. In the event any Award is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant's beneficiary, pursuant to the terms and conditions of the Plan and the applicable Agreement, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award are the duly appointed legal representative of the deceased Participant's estate or the proper legatees or distributees thereof or the named beneficiary of such Participant. Further notwithstanding the foregoing to the contrary, at the Committee's discretion, an Agreement may permit the transfer of an Award other than an ISO by the recipient thereof, subject to such terms, conditions and limitations prescribed by the Committee, and the applicable transferee of such Award shall be treated under the Plan and the applicable Agreement as the Participant for purposes of any exercise of such Award.

                (c) It is understood that the Committee may, at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, (i) terms, restrictions and conditions for compliance with Federal and state securities laws, (ii) methods of withholding or providing for the payment of required taxes and (iii) restrictions regarding a Participant's ability to exercise Awards under a "cashless exercise" program established by the Committee.

                (d) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option, SAR or Other Stock-Based Award may be exercised or Restricted Stock or bonus or other compensation payable in Common Stock may be transferred in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

                (e) The Committee may require each person receiving Common Stock in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring the shares for investment without a view to the distribution thereof.

                (f) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

                (g) Except with respect to "incentive stock options" (as defined in Section 422 of the Code) granted under the Predecessor Plans and outstanding on the effective date of the Plan, subject to approval of the Plan by the Company's shareholders, in accordance with Section 20, the provisions of the Plan shall apply to and govern existing and subsequent awards under the Predecessor Plans and, unless otherwise determined by the Committee, existing and subsequent awards under the Predecessor Plans shall be deemed to be amended to provide any additional rights applicable to Awards hereunder, subject to the right of any affected participant in either of the Predecessor Plans to refuse to consent to such amendment pursuant to the terms and conditions of the applicable Predecessor Plan and the applicable option or award agreement between the Company and such participant.

                (h) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary (other than the Predecessor Plans, as provided in paragraph (g) of this Section 16), or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or consultants or directors, or grant or assume options or other rights otherwise than under the Plan.

                (i) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

            17. Limits of Liability. (a) Any liability of the Company or a Subsidiary to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.

                (b) Neither the Company nor a Subsidiary nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

            18. Limitations App1icable to Certain Awards Subject to Section 16 and Code Section 162(m). Unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an executive or officer of the Company who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 as it may be amended from time to time) that are requirements for the application of such exemptive rule, and the Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an officer or executive of the Company intended to qualify as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

            19. Amendments and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan; provided, however, no amendment, alteration, suspension, or termination shall be made which would adversely affect an Outstanding Award theretofore granted without the written consent of the holder of the Award or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code, or (iii) applicable state law), would:

                (a) except as is provided in Sections 4(a) and 15, increase the maximum number of shares of Common Stock which may be sold or awarded under the Plan;

                (b) except as is provided in Section 15, decrease the minimum option exercise price requirements of Section 6(a);

                (c) change the class of persons eligible to receive Awards under the Plan; or

                (d) extend the duration of the Plan or the period during which Options may be exercised under Section 6(b).

The Committee may amend the terms of any Award theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall adversely affect an outstanding Award without the written consent of the holder of the Award. Notwithstanding the foregoing, the Board may amend the Plan and the Committee may amend any Award, including any Agreement, either retroactively or prospectively, and without the consent of the applicable Participant, so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3) and/or so that any Award granted to an officer or executive of the Company shall qualify as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

            20. Duration. The Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Common Stock which is present and voted at a meeting, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. The Plan shall terminate upon the earliest to occur of (a) the effective date of a resolution adopted by the Board terminating the Plan or (b) ten years from the date the Plan is approved by the Company's shareholders. No Award may be granted under the Plan after the earliest of (a) and (b) of this Section 20 to occur; however, Awards theretofore granted may extend beyond such date.

            No such termination of the Plan shall affect the rights of any Participant hereunder and all Awards previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or the Agreement.